EXHIBIT 32.1

Statement Pursuant to Section 906 the Sarbanes-Oxley Act of 2002

By

Principal Executive Officer and Principal Financial Officer

Regarding Facts and Circumstances Relating to Exchange Act Filings

Dated: March 31, 2021

I, Jeffrey A. Quiram, Chief Executive Officer of Superconductor Technologies Inc., hereby certify, to my knowledge, that:

1. the accompanying Annual Report on Form 10-K of Superconductor Technologies for the annual period ended December 31, 2020 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934, as amended; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Superconductor Technologies Inc.

IN WITNESS WHEREOF, the undersigned has executed this Statement as of the date first written above.

/s/ Jeffrey A. Quiram
Jeffrey A. Quiram
President and Chief Executive Officer